AMENDMENT

TO

SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is effective as of June 17, 2026 (the “Amendment Effective Date”) and amends the Services Agreement dated October 1, 2025 (the “Agreement”) by and between SS&C GIDS, INC. (“SS&C”), and JPMORGAN CREDIT MARKETS FUND (the “Fund”).

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Fund and SS&C agree to amend the Agreement as follows:

1.	Appendix A – Fund List.

Appendix A – Fund List is hereby added to the Agreement in the form of Appendix A attached hereto.

2.	Effect on Agreement. To the extent of any conflict between the Agreement and this Amendment, this Amendment shall control.

3.

Execution in Counterparts/Facsimile Transmission. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment. This Amendment may also be signed by exchanging facsimile or electronic (e.g., PDF) copies of this Amendment, duly executed.

4.

Agreement in Full Force and Effect. Except as specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect, and the Agreement, as amended by this Amendment, and all of its terms, including, but not limited to any warranties and representations set forth therein, if any, are hereby ratified and confirmed by the Parties as of the Amendment Effective Date.

5.	Capitalized Terms. All capitalized terms used but not defined in this Amendment will be deemed to be defined as set forth in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

SS&C GIDS, INC.		EACH OF THE ENTITIES, INDIVDUALLY AND NOT JOINTLY, AS LISTED IN APPENDIX A TO THE SERVICES AGREEMENT

By:	/s/ Bhagesh Malde	By:	/s/ Shannon Gaines
Name:	Bhagesh Malde	Name:	Shannon Gaines
Title:	Authorized Signatory	Title:	Assistant Treasurer

Appendix A – List of Funds

JPMORGAN CREDIT MARKETS FUND

JPMORGAN REAL ASSETS DEDICATED FUND

JPMORGAN PUBLIC AND PRIVATE INCOME FUND